UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 22, 2009

                                 VALCOM, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                     000-28416                58-1700840
------------------------------   ----------------------     ------------------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
    OF INCORPORATIONOR                                    (IDENTIFICATION NO.)
       ORGANIZATION)


              2113A GULF BOULEVARD, INDIAN ROCKS BEACH, FL 33785
              ---------------------------------------------------
             (Address of principal executive offices and zip code)

                                (727) 953-9778
              --------------------------------------------------
             (Registrant's telephone number, including area code)


                                  Copies to:

                            Darrin M. Ocasio, Esq.

                      Sichenzia Ross Friedman Ference LLP

                           61 Broadway, 32nd Floor

                           New York, New York 10006

                             Phone: (212) 930-9700

                              Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 22, 2009, Valcom, Inc. (the "Company") and Abex Real Estate, Inc. ("Abex") entered into a securities purchase agreement (the "Purchase Agreement"), pursuant to which the Company would sell that amount of common stock (the "Common Stock") and Series C Preferred Stock, which is convertible in the Company's common stock at a ratio of one to one (the "Preferred Stock"), that would cause Abex to be the beneficial owners of 51% of the Company's common stock on a fully-diluted basis for an aggregate purchase price of $2,000,0000 (the "Transaction"). Pursuant to the terms of the Agreement, the Transaction is able to occur in multiple tranches. On September 22, 2009, the parties conducted the first tranche of the Financing whereby the Company issued and sold 4,000,000 shares of the Common Stock and 4,000,000 shares of the Preferred Stock, for an aggregate purchase price of $400,000.

Pursant to the terms of the agreement, on the date Abex has funded an aggregate of $2,000,000, the Company will issue an equal amount of "cashless" warrants as the total number of shares Abex has acquired, with an exercise price of $0.05 per share (the "Warrant"). The Warrant is exercisable if the total beneficial ownership of Abex falls below 51% and only exercisable in the amount that would cause Abex to be the beneficial owner of 51% of the Company's common stock.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of the above-referenced securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.



ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES
See Item 1.01 above. The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02.


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OR CERTAIN OFFICERS

On September 22, 2009, the Company's Board of Directors appointed Patrick Willemsen as a director of the Company. Mr. Willemsen started his professional career with a Dutch foundation that was responsible for the implementation of the first Internet-over-cable and TV-shopping mall solution for a Dutch CATV operator. In 1995 he started a trading company in the Netherlands and imported food products from the Middle East to Europe, US and Asia. In 1997 Mr. Willemsen started a telecom company and quickly led the company to a market cap of over 250 million USD. Early 2003 Mr. Willemsen moved to the USA and started the company Emergo Consultancy. Emergo is active in consultancy and international business opportunities. The company assists small and medium sized companies in growth and provides an emphasis on international expansion. In 2007 Mr. Willemsen began ABEX Capital INC, which was founded to manage investment funds used for structuring and acquiring distressed real estate and notes. Mr. Willemsen studied economics and management in Amsterdam at the Hogeschool van Amsterdam.



ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS.

Not applicable.

(B)  PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(C)  EXHIBITS.

EXHIBIT NUMBER DESCRIPTION
10.1      Form of Securities Purchase Agreement dated September 22, 2009



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Valcom, Inc.

By: /s/ Vince Vellardita
-------------------------
Vince Vellardita
Chief Executive Officer


Date: September 30, 2009